SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     July 6, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)


Item 5.  Other Events

On July 6, 1999 the Registrant issued the attached press release announcing that second quarter laser eye procedures were performed at a record level and that the U.S. wholly owned same-center volume increased by 87%.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated July 6, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 LCA-VISION INC.



Date: July 7, 1999               By:/s/Larry P. Rapp
                                    -----------------------------
                                       Larry P. Rapp,
                                       Chief Financial Officer

COMPANY CONTACTS           INVESTOR RELATIONS CONTACTS
----------------           ---------------------------
LCA-Vision Inc.            Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman Bruce Voss (Bruce@lhai.com)
& CEO                      (310) 575-4848
Larry Rapp, VP-Finance     Ruth Abeshaus (Ruth@lhai.com)
& CFO                      (212) 838-3777
(513) 792-9292

FOR IMMEDIATE RELEASE


LCA-VISION REPORTS RECORD PROCEDURES OF 9,742 FOR 2Q 1999
-U.S. Wholly Owned Same-Center Volumes Increase 87% -


CINCINNATI, July 6, 1999 --- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. based provider of laser vision correction services, today reported procedure volume for the three months ended June 30, 1999. The Company announced wholly owned same-center procedure volume increased 78% to 8,365 procedures, compared with 4,692 procedures for the comparable 1998 period. The Company's U.S. wholly owned same-center volume increased 87% to 8,012 procedures, compared with 4,291 procedures for the comparable 1998 period.

The Company's total procedure volume for the second quarter of 1999 increased 76% to 9,742 compared with 5,538 procedures for the comparable period in 1998.

"We are pleased to report that this our 11th consecutive quarter of record procedure growth. We expect as more and more consumers become aware of the laser vision correction arena and patient confidence in procedure outcomes increases, this market will continue to expand," commented Stephen N. Joffe, chairman and chief executive officer of LCA-Vision. "The Company recently completed a public offering that contributed over $37 million and we plan to use these proceeds to fuel our regional growth. LCA-Vision continues to build strong networks of leading doctors contributing to our solid industry reputation and increased brand awareness."

LCA-Vision operates laser vision correction centers in the U.S., Canada and Europe, which are supported by a network of over 2,200 ophthalmologists and optometrists. Since inception, approximately 70,000 laser vision correction procedures have been performed at the Company's centers.

Please see chart below for the quarterly and mid-year procedure comparisons:


                             --more--


                LCA-Vision Inc. Same-Center Growth

                  2Q1999    2Q1998*   % Change   1Q1999   % Change
                  ------    -------   --------   ------   --------

U.S. wholly owned
procedures         8,012      4,291       87%     7,326      9%
Total procedures   9,742      5,538       76%     9,064      8%

                      Six months ended   Six months ended
                          6/30/99           6/30/98**     % Change
                          -------           ---------     --------

U.S. wholly owned
procedures                 15,338              7,639         101%
Total procedures           18,806              9,800          92%

*Please note: Q2 1998 figures exclude 188 procedures performed at centers subsequently closed.

**Also note: Figures for the 2nd half of 1998 exclude 387 procedures (procedures from both Q1 & Q2) performed at centers subsequently closed.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.


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